Exhibit 3.1
YUKON
BUSINESS CORPORATIONS ACT
(Sections 30 and 179)

Form 5-01
ARTICLES OF AMENDMENT
1.	Name of Corporation:			Corporate Access Number: 32368
SXC HEALTH SOLUTIONS CORP.
2.	The Articles of the above-named Corporation were amended pursuant to a Court order:
		Yes	No XX
3.	The Articles of Incorporation are amended as follows:
	1.	Name of Corporation
The name of the Corporation is changed from SXC HEALTH SOLUTIONS CORP. to CATAMARAN CORPORATION.

4.	Date:	July 3, 2012

Signature:		/s/ Jeffrey Park		Title:	Chief Financial Officer and Executive
		Jeffrey Park			Vice-President

YUKON
BUSINESS CORPORATIONS ACT
(Section 190)
Form 3-01
ARTICLES OF CONTINUANCE

1.    Name of Corporation: SXC HEALTH SOLUTIONS CORP.

2.    The classes and any maximum number of shares that the Corporation is authorized to issue: An unlimited number of common shares without nominal or par value.

3.    Restrictions, if any, on share transfers: None.

4.    Number (or minimum and maximum number) of Directors: Not less than three (3), nor more than ten (10).

5.    Restrictions, if any, on business the Corporation may carry on: None.

6.    If change of Name effected, previous name: Systems Xcellence Inc./Les Systemes Xcellence Inc.

7.    Details of Incorporation:

Amalgamation of Systems Xcellence Inc./Les Systemes Xcellence Inc. and Systems Xcellence, Ltd. under the Canada Business Corporations Act dated August 1, 1995, under the name of Systems Xcellence Inc./Les Systemes Xcellence Inc., as amended by Articles of Amendment dated July 12, 1996 and June 5, 2006.

8.    Other provisions, if any:

     (a)    A meeting of the shareholders of the Corporation may, in the Directors' unfettered discretion, be held at any location in Canada or the United States of America specified by the Directors in the Notice of such meeting.

     (b)    The Directors may, between annual general meetings, appoint one or more additional Directors of the Corporation to serve until the next annual general meeting, but the number of additional Directors shall not at any time exceed one third of the number of Directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.

9.        Date: JUN 19, 2007

                        Signature: /s/ Gordon Glenn                     Chairman
Title

Gordon Glenn

2. The classes and any maximum number of shares that the Corporation is authorized to issue: An unlimited number of common shares without nominal or par value.
3. Restrictions, if any, on share transfers: None.
4. Number (or minimum and maximum number) of Directors: Not less than three (3), nor more than ten (10).
5. Restrictions, if any, on business the Corporation may carry on: None.
6. If change of Name effected, previous name: Systems Xcellence Inc./Les Systemes Xcellence Inc.
7.    Details of Incorporation: Amalgamation of Systems Xcellence Inc./Les Systemes Xcellence Inc. and Systems Xcellence, Ltd. under the Canada Business Corporations Act dated August 1, 1995, under the name of Systems Xcellence Inc./Les Systemes Xcellence Inc., as amended by Articles of Amendment dated July 12, 1996 and June 5, 2006.

8.    Other provisions, if any:

     (a)    A meeting of the shareholders of the Corporation may, in the Directors' unfettered discretion, be held at any location in Canada or the United States of America specified by the Directors in the Notice of such meeting.

     (b)    The Directors may, between annual general meetings, appoint one or more additional Directors of the Corporation to serve until the next annual general meeting, but the number of additional Directors shall not at any time exceed one third of the number of Directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.

9. Date: JUN 19, 2007 Signature: /s/ Gordon Glenn Title: Chairman
Gordon Glenn